UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 16, 2017

SYNCHRONOSS TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52049	06-1594540
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Crossing Boulevard, 8th Floor Bridgewater, New Jersey	08807
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 620-3940

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On May 22, 2017, Synchronoss Technologies, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original Report”) with the Securities and Exchange Commission to report the voting results of the Annual Meeting of Stockholders held on May 16, 2017 (the “2017 Annual Meeting”), including, among other matters, a stockholder advisory vote on the frequency of the advisory stockholder vote on executive compensation (“Say-on-Pay Vote”). This Amendment No. 1 to the Original Report is being filed to disclose the Company’s decision as to how frequently it will hold an advisory Say-on-Pay Vote. Except for the new disclosures set forth herein, this Amendment No. 1 does not amend the Original Report in any way and does not modify or update any other disclosures contained in the Original Report.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

As previously disclosed, at the 2017 Annual Meeting, a majority of votes of the stockholders of the Company were cast in favor of holding an annual non-binding advisory vote on executive compensation. The Company has considered the outcome of this advisory vote and has determined, as was recommended by the Company’s Board of Directors in the proxy statement for the 2017 Annual Meeting, that the Company will hold future say on pay votes on an annual basis until the next required vote on the frequency of stockholder votes on executive compensation or until the Board of Directors of the Company determines that it is in the best interest of the Company to hold such vote with a different frequency.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2017	SYNCHRONOSS TECHNOLOGIES, INC.

	By:	/s/ Lawrence R. Irving

		Name:	Lawrence R. Irving
		Title:	Chief Financial Officer

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